UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2023

FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33059 (Commission File Number)	20-5657551 (IRS Employer Identification No.)

Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500

(Address and telephone number of principal executive offices)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FTEK	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On June 8 2023, Fuel Tech, Inc., a Delaware corporation (the “Company”) held its Annual Meeting of Stockholders, at which the stockholders voted upon: (a) the election of Vincent J. Arnone, Douglas G. Bailey, Sharon L. Jones and Dennis L. Zeitler to the Company’s Board of Directors until the Company’s next Annual Meeting of Stockholders or until they resign or their respective successors are duly elected and qualified; (b) the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm; (c) an advisory vote on executive compensation; and (d) an advisory vote on the frequency of the advisory vote on executive compensation.

The stockholders elected all four directors, approved the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm, approved, on an advisory basis, the Company’s executive compensation and elected, on an advisory basis, for the advisory vote on the Company’s executive compensation to occur every year.

The number of votes cast for or against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

Proposal 1: Election of Directors

Director	For	Withheld	Broker Non-Votes
Vincent J. Arnone	11,481,124	2,039,173	6,280,145
Douglas G. Bailey	10,672,765	2,847,532	6,280,145
Sharon L. Jones	12,058,879	1,461,418	6,280,145
Dennis L. Zeitler	12,011,290	1,509,007	6,280,145

Proposal 2: Ratification of RSM US LLP as the Company’s independent registered public accounting firm

For	Against	Abstain
19,231,875	153,834	414,733

Proposal 3: Advisory vote on executive compensation

For	Against	Abstain	Broker Non-Votes
12,725,010	736,222	59,065	6,280,145

Proposal 4: Advisory vote on frequency of advisory vote on executive compensation.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
13,050,284	120,679	300,881	48,453	6,280,145

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc. (Registrant)

	By:	/s/ Bradley W. Johnson
Bradley W. Johnson
Date: June 12, 2023		Vice President, General Counsel and Secretary